Exhibit 99.1

Corporate Communications

P: 615.269.8175

News Release

Healthcare Realty Announces Final Results of Exchange Offers and Consent Solicitations

Holders of greater than 97% of HR Notes agree to exchange

NASHVILLE, Tenn., July 21, 2022 – Healthcare Realty Trust Incorporated, formerly known as Healthcare Trust of America, Inc. (“HR” NYSE: HR), together with Healthcare Realty Holdings, L.P., formerly known as Healthcare Trust of America Holdings, L.P. (“HR OP” and together with HR, the “Company”) announced today the final results of its previously announced exchange offers and consent solicitations (the “Exchange Offers”). The Company offered to exchange all validly tendered and accepted notes of each series listed in the table below (collectively, the “Old HR Notes”) previously issued by pre-merger Healthcare Realty Trust Incorporated for notes to be issued by HR OP (the “New HR Notes”) and solicited consents from holders of the Old HR Notes to amend the indenture governing the Old HR Notes to eliminate substantially all of the restrictive covenants in such indenture. The Company filed a registration statement on Form S-4 (File No. 333-265593) (the “Registration Statement”) relating to the issuance of the New HR Notes with the Securities and Exchange Commission (“SEC”) on June 14, 2022, which was declared effective by the SEC on June 28, 2022.

As of 5:00 p.m. New York City time, on July 20, 2022 (the “Expiration Date”), the aggregate principal amounts listed on the table below of each series of Old HR Notes had been validly tendered and not validly withdrawn in connection with the Exchange Offers. In addition, as of the Expiration Date, the conditions required for the consummation of the Exchange Offers had been met. These conditions included, among other things, (i) the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of each series of Old HR Notes, each voting as a separate series and (ii) consummation of the Merger (as defined in the Prospectus referred to below), which closed on July 20, 2022. The final settlement of the Exchange Offers is expected to take place on or about July 22, 2022.

Series of Old HR Notes	Tenders and Consents Received as of the Expiration Date	Percentage of Total Outstanding Principal Amount of Such Series of Old HR Notes
3.875% Senior Notes due 2025	$ 235,016,000	94.01%
3.625% Senior Notes due 2028	$ 290,246,000	96.75%
2.400% Senior Notes due 2030	$ 297,507,000	99.17%
2.050% Senior Notes due 2031	$ 298,858,000	99.62%

The Exchange Offers were made pursuant to the terms and conditions set forth in the Company’s prospectus, dated June 28, 2022 (the “Prospectus”), which forms a part of the Registration Statement, that contains a more comprehensive description of the terms and conditions of the Exchange Offers.

The dealer manager and solicitation agent for the Exchange Offers is:

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Liability Management Group

Collect: (704) 410-4759

Toll Free: (866) 309-6316

Email: liabilitymanagement@wellsfargo.com

The exchange agent and information agent for the Exchange Offers is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Attn: Michael Horthman

Bank and Brokers Call Collect: (212) 269-5550

All Others, Please Call Toll-Free: (800) 334-0384 Email: hr@dfking.com

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities described herein and is also not a solicitation of the related consents. The Exchange Offers may be made only pursuant to the terms and conditions of the Prospectus and the other related materials.

About Healthcare Realty Trust Incorporated

Healthcare Realty Trust Incorporated (NYSE: HR) is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. On July 20, 2022, HR completed its strategic business combination with Healthcare Trust of America, Inc., creating the preeminent, pure-play medical office building REIT and a sector leader in terms of asset base and quality. The Company continues to operate with the Healthcare Realty name and trade on the NYSE under the ticker symbol HR, with the Company’s headquarters based in Nashville and additional corporate offices in Scottsdale and Charleston. The Company is led by a proven and accomplished management team to execute on the strategy, vision and merits of the transaction, with Todd Meredith as President and Chief Executive Officer and Kris Douglas as Executive Vice President and Chief Financial Officer, and a highly diverse and qualified Board of Directors.

Forward-Looking Statements

This press release contains certain forward-looking statements with respect to the Company. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: failure to realize the expected benefits of the Merger; significant transaction costs and/or unknown or inestimable liabilities; risks associated with stockholder litigation in connection with the Merger, including resulting expense; the risk that HTA’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for HR, including the uncertainty of expected future financial performance and results of HR following completion of the Merger; the possibility that, if HR does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of HR’s common stock could decline; general adverse economic and local real estate conditions; changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in HR’s proposed market areas; changes in accounting principles generally accepted in the US; policies and guidelines applicable to REITs; the availability of properties to acquire; the availability of financing; pandemics and other health concerns, and the measures intended to prevent their spread, including the currently ongoing COVID-19 pandemic; and the potential material adverse effect these matters may have on HR’s business, results of operations, cash flows and financial condition. Additional information concerning HR and its business, including additional factors that could materially and adversely affect HR’s financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in HR’s 2021 Annual Report on Form 10-K and in HR’s other filings with the SEC.

HR Contact:

Financial Contact

Kris Douglas, Chief Financial Officer

P: (615) 269-8175